AMENDED AND RESTATED FORUM FUNDS
MANAGEMENT AGREEMENT
WITH
AUXIER ASSET MANAGEMENT LLC

AGREEMENT made as of January 1, 2010, by and between Forum Funds, a Delaware statutory trust, with its principal office and place of business at Three Canal Plaza, Suite 600, Portland, Maine 04101 (the “Trust”), and Auxier Asset Management LLC, with its principal office and place of business at 5285 S.W. Meadows Road, Suite 333, Lake Oswego, Oregon 97035-2224 (the “Adviser”).

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end, management investment company and may issue its shares of beneficial interest, no par value (the “Shares”), in a separate series; and

WHEREAS, the Trust desires that the Adviser perform investment advisory services for each series of the Trust listed in Appendix A hereto (the “Fund”), and the Adviser is willing to provide those services on the terms and conditions set forth in this Agreement;

NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, the Trust and the Adviser hereby agree as follows:

1.      ADVISORY SERVICES

The Adviser will regularly provide the Fund with such investment advice as the Adviser in its discretion deems advisable and will furnish a continuous investment program for the Fund consistent with the Fund’s investment objectives and policies. The Adviser will determine the securities to be purchased for the Fund, the portfolio securities to be held or sold by the Fund and the portion of the Fund’s assets to be held uninvested, subject always to the Fund’s investment objectives, policies and restrictions, as each of the same shall be from time to time in effect, and subject further to such policies and instructions as the Board of Trustees for the Trust (the “Board”) may from time to time establish. The Adviser will advise and assist the officers of the Trust in taking such steps as are necessary or appropriate to carry out the decisions of the Board and the appropriate committees of the Board regarding the conduct of the business of the Fund.  The Adviser is also authorized to vote proxies with respect to securities owned by the Fund, subject to such proxy voting policies as approved by the Board.

2.      ALLOCATION OF CHARGES AND EXPENSES

The Adviser will pay all operating expenses of the Fund, including the compensation and expenses of any employees of the Fund and of any other persons rendering any services to the Fund; clerical and shareholder service staff salaries; office space and other office expenses; fees and expenses incurred by the Fund in connection with membership in investment company organizations; legal, auditing and accounting expenses; expenses of registering shares under federal and state securities laws, including expenses incurred by the Fund in connection with the organization and initial registration of shares of the Fund; fees and expenses incurred indirectly by the Fund as a result of investment in shares of any company in which the Fund invests that (A) is an investment company or (B) would be an investment company under section 3(a) of the 1940 Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the 1940 Act; insurance expenses; fees and expenses of the custodian, transfer agent, dividend disbursing agent, shareholder service agent, plan agent, administrator, accounting and pricing services agent and underwriter of the Fund; expenses, including clerical expenses, of issue, sale, redemption or repurchase of shares of the Fund; the cost of preparing and distributing reports and notices to shareholders, the cost of printing or preparing prospectuses and statements of additional information for delivery to the Fund’s current and prospective shareholders; the cost of printing or preparing stock certificates or any other documents, statements or reports to shareholders; expenses of shareholders’ meetings and proxy solicitations; advertising, promotion and other expenses incurred directly or indirectly in connection with the sale or distribution of the Fund’s shares excluding expenses which the Fund is authorized to pay pursuant to Rule 12b-l under the the 1940 Act; and all other operating expenses not specifically assumed by the Fund.

The Fund will pay all brokerage fees and commissions, taxes, borrowing costs (such as (a) interest and (b) dividend expenses on securities sold short), fees and expenses of the non-interested person trustees and such extraordinary or non-recurring expenses as may arise, including litigation to which the Fund may be a party and indemnification of the Trustees and officers with respect thereto. The Fund will also pay expenses which it is authorized to pay pursuant to Rule 12b-1 under the 1940 Act. You may obtain reimbursement from the Fund, at such time or times as you may determine in your sole discretion, for any of the expenses advanced by you, which the Fund is obligated to pay, and such reimbursement shall not be considered to be part of your compensation pursuant to this Agreement.

3.      COMPENSATION OF THE ADVISER

For all of the services to be rendered and payments to be made as provided in this Agreement, as of the last business day of each month, the Fund will pay the Adviser a fee at the annual rate of 1.25% of the average value of its daily net assets.

The average value of the daily net assets of the Fund shall be determined pursuant to the applicable provisions of the Trust Instrument or a resolution of the Board, if required. If, pursuant to such provisions, the determination of net asset value of the Fund is suspended for any particular business day, then for the purposes of this paragraph, the value of the net assets of the Fund as last determined shall be deemed to be the value of the net assets as of the close of the business day, or as of such other time as the value of the Fund’s net assets may lawfully be determined, on that day.  If the determination of the net asset value of the Fund has been suspended for a period including such month, the Adviser’s compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Fund as last determined (whether during or prior to such month).

4.      EXECUTION OF PURCHASE AND SALE ORDERS

In connection with purchases or sales of portfolio securities for the account of the Fund, it is understood that the Adviser will arrange for the placing of all orders for the purchase and sale of portfolio securities for the Fund with brokers or dealers selected by the Adviser, subject to review of this selection by the Board from time to time.  The Adviser will be responsible for the negotiation and the allocation of principal business and portfolio brokerage.  In the selection of brokers or dealers and placing of orders, the Adviser is directed at all times to seek for the Fund the best qualitative execution, taking into account such factors as price (including the applicable brokerage commission or dealer spread), the execution capability, financial responsibility and responsiveness of the broker or dealer and the brokerage and research services provided by the broker or dealer.

The Adviser should generally seek favorable prices and commission rates that are reasonable in relation to the benefits received.  In seeking best qualitative execution, the Adviser is authorized to select brokers or dealers who also provide brokerage and research services to the Fund and/or the other accounts over which the Adviser exercises investment discretion. The Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a Fund portfolio transaction which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Adviser determines in good faith that the amount of the commission is reasonable in relation to the va1ue of the brokerage and research services provided by the executing broker or dealer.  The determination may be viewed in terms of either a particular transaction or the Adviser’s overall responsibilities with respect to the Fund and to accounts over which the Adviser exercises investment discretion.  The Fund and the Adviser understand and acknowledge that, although the information may be useful to the Fund and the Adviser, it is not possible to place a dollar value on such information. The Board shall periodically review the commissions paid by the Fund to determine if the commissions paid over representative periods of time were reasonable in relation to the benefits to the Fund.

Subject to the provisions of the 1940 Act, and other applicable law, the Adviser, any of its affiliates or any affiliate of its affiliates may retain compensation in connection with effecting the Fund’s portfolio transactions, including transactions effected through others.  If any occasion should arise in which the Adviser gives any advice to its clients concerning shares of the Fund, the Adviser will act solely as investment counsel for such client and not in any way on behalf of the Fund.  The Adviser’s services to the Fund pursuant to this Agreement are not to be deemed to be exclusive, and it is understood that the Adviser may render investment advice, management and other services to others, including other registered investment companies.

5.      LIMITATION OF LIABILITY OF ADVISER

The Adviser may rely on information reasonably believed by the Adviser to be accurate and reliable. Except as may otherwise be required by the 1940 Act or the rules thereunder, neither the Adviser nor its shareholders, members, officers, directors, employees, agents, control persons or affiliates of any thereof shall be subject to any liability for, or any damages, expenses or losses incurred by the Trust in connection with, any error of judgment, mistake of law, any act or omission connected with or arising out of any services rendered under, or payments made pursuant to, this Agreement or any other matter to which this Agreement relates, except by reason of willful misfeasance, bad faith or gross negligence on the part of any such persons in the performance of the Adviser’s duties under this Agreement, or by reason of reckless disregard by any of such persons of the Adviser’s obligations and duties under this Agreement.

Any person, even though also a director, officer, employee, member, shareholder or agent of the Adviser, who may be or become an officer, director, trustee, employee or agent of the Trust, shall be deemed, when rendering services to the Trust or acting on any business of the Trust (other than services or business in connection with the Adviser’s duties hereunder), to be rendering such services to or acting solely for the Trust and not as a director, officer, employee, member, shareholder or agent of the Adviser, or one under the Adviser’s control or direction, even though paid by the Adviser.

6.      DURATION AND TERMINATION OF THIS AGREEMENT

This Agreement shall take effect on the date of its execution, and shall remain in force for a period of two (2) years from the date of its execution, and from year to year thereafter, subject to annual approval by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the Trustees who are not interested persons of the Adviser or the Trust, by a vote cast in person at a meeting called for the purpose of voting such approval.

If the shareholders of the Fund fail to approve the Agreement in the manner set forth above, upon request of the Board, the Adviser will continue to serve or act in such capacity for the Fund for the period of time pending required approval of the Agreement, of a new agreement with the Adviser or a different adviser or other definitive action; provided that the compensation to be paid by the Fund to the Adviser for its services to and payments on behalf of the Fund will be equal to the lesser of the Adviser’s actual costs incurred in furnishing such services and payments or the amount the Adviser would have received under this Agreement for furnishing such services and payments.

This Agreement may, on sixty days written notice, be terminated with respect to the Fund, at any time without the payment of any penalty, by the Board, by a vote of a majority of the outstanding voting securities of the Fund, or by the Adviser. This Agreement shall automatica1ly terminate in the event of its assignment.

7.      USE OF NAME

The Trust and the Adviser acknowledge that all rights to the name “Auxier” or any variation thereof belong to the Adviser, and that the Trust is being granted a limited license to use such words in its Fund name or in any class name.  In the event the Adviser ceases to be the adviser to the Fund, the Trust’s right to the use of the name “Auxier” shall automatically cease on the ninetieth day following the termination of this Agreement. The right to the name may also be withdrawn by the Adviser during the term of this Agreement upon ninety (90) days’ written notice to the Trust.  Nothing contained herein shall impair or diminish in any respect, the Adviser’s right to use the name “Auxier” in the name of, or in connection with, any other business enterprises with which the Adviser is or may become associated.  There is no charge to the Trust for the right to use this name.

8.      AMENDMENT OF THIS AGREEMENT

No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the Trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the series to which the amendment relates.

9.      LIMITATION OF LIABILITY TO TRUST PROPERTY

The term “Trustees” means and refers to the Forum Funds trustees from time to time servicing under the Trust’s Trust Instrument as the same may be amended from time to time. It is expressly agreed that the obligations of the Trust hereunder shall not be binding upon any of the trustees, shareholders, nominees, officers, agents or employees of the Trust personally, but bind only the trust property of the Trust, as provided in the Trust Instrument.  The execution and delivery of this Agreement have been authorized by the Trustees and shareholders of the Trust and signed by officers of the Trust, acting as such, and neither such authorization by such Trustees and shareholders nor such execution and delivery by such officers shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the trust property of the Trust as provided in its Trust Instrument.  A copy of the Trust Instrument is retained at the office of the Trust.

10.      SEVERABILITY

In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

11.      QUESTIONS OF INTERPRETATION

(a) This Agreement shall be governed by the laws of the State of New York.

(b) For the purpose of this Agreement, the terms “majority of the outstanding voting securities”, “control” and “interested person” shall have their respective meanings as defined in the 1940 Act and rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act; and the term “brokerage and research services” shall have the meaning given in the Securities Exchange Act of 1934, as amended.

(c) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or in the absence of any controlling decision of any such court, by the Securities and Exchange Commission or its staff. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is revised by rule, regulation, order or interpretation of the Securities and Exchange Commission or its staff, such provision shall be deemed to incorporate the effect of such rule, regulation, order or interpretation.

12.      NOTICES

Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Trust is Three Canal Plaza, Suite 600, Portland, Maine 04101 and the Adviser’s address for this purpose shall be 5285 S.W. Meadows Road, Suite 333, Lake Oswego, OR 97035-2224.

13.      COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.      BINDING EFFECT

Each of the undersigned expressly warrants and represents that he has the full power and authority to sign this Agreement on behalf of the party indicated, and that his signature will operate to bind the party indicated to the foregoing terms.

15.      CAPTIONS

The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed all as of the day and year first above written.

FORUM FUNDS

      /s/ Stacey E. Hong
By: Stacey E. Hong
Title: President

AUXIER ASSET MANAGEMENT LLC

       /s/ J. Jeffrey Auxier
By: J. Jeffrey Auxier____________________
Title: President

AMENDED AND RESTATED FORUM FUNDS
MANAGEMENT AGREEMENT
WITH
AUXIER ASSET MANAGEMENT LLC

Appendix A

Funds of the Trust                                                                                                Fee as a % of the Annual Average Daily Net Assets of the Fund

Auxier Focus Fund                                                                                                           1.25%